Exhibit 5.1

[LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL LLP]

December 19, 2005

American Telecom Services, Inc.

2466 Peck Road

City of Industry, California 90601

Ladies and Gentlemen:

In our capacity as counsel to American Telecom Services, Inc., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with a registration statement on Form S-1, as amended (File No. 333-129361), heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”), covering up to:

(i) 3,220,000 shares (the “Common Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”);

(ii) 3,220,000 warrants (the “Warrants”) to purchase an identical number of shares of Common Stock;

(iii) a purchase option (the “Representative’s Purchase Option”) to purchase Purchase Option Shares (as defined below) and Purchase Option Warrants (as defined below) issuable to the representative of the underwriters named in the Registration Statement;

(iv) 280,000 shares of Common Stock (the “Purchase Option Shares”) issuable upon exercise of the Representative’s Purchase Option;

(v) 280,000 warrants (the “Purchase Option Warrants”) to purchase an identical number of shares of Common Stock issuable upon exercise of the Representative’s Purchase Option;

(vi) 3,500,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of the Warrants and the Purchase Option Warrants;

(vii) 794,930 shares of Common Stock (the “Selling Securityholder Shares”), which are being sold by the selling securityholders identified in the prospectus comprising a part of the Registration Statement (the “Selling Securityholders”);

(viii) 1,475,666 warrants (the “Selling Securityholder Warrants”) to purchase an identical number of shares of Common Stock, which warrants are being sold by the Selling Securityholders;

(ix) 1,475,666 shares of Common Stock ( the “Selling Securityholder Warrant Shares”), which are being sold by the Selling Securityholders, issuable upon exercise of the Selling Securityholder Warrants; and

(x) 1,475,666 shares of Common Stock (the “Aftermarket Shares”) issuable upon exercise of the Selling Securityholder Warrants by persons other than the Selling Securityholders.

In connection with rendering this opinion, we have examined and are familiar with the Company’s Amended and Restated Certificate of Incorporation, the Company’s By-Laws, the Registration Statement, corporate proceedings of the Company relating to the Common Shares, the Warrants, the Representative’s Purchase Option, the Purchase Option Shares, the Purchase Option Warrants, the Warrant Shares, the Selling Securityholder Shares, the Selling Securityholder Warrants, the Selling Securityholder Warrant Shares and the Aftermarket Shares and such other instruments and documents as we have deemed relevant under the circumstances.

American Telecom Services, Inc.

December 9, 2005

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Common Shares, the Purchase Option Shares, the Warrant Shares, the Selling Securityholder Warrant Shares and the Aftermarket Shares have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued and fully paid and nonassessable.

3. The Warrants, the Representative’s Purchase Option and the Purchase Option Warrants have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued.

4. The Selling Securityholder Shares and the Selling Securityholder Warrants have each been duly and validly authorized and issued, and are fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America and Delaware general corporation laws (including the applicable provisions of the Delaware constitution and reported judicial opinions interpreting same), and do not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, SONNENSCHEIN NATH & ROSENTHAL LLP

By:	/s/ Ira Roxland
A Member of the Firm